UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

Oncolix, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167
(registrant’s telephone number, including area code)

_____________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in [sic] Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (“Form 8-K”) contains certain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. In some cases, it is possible to identify forward-looking statements because they contain words such as “anticipates,” believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “future,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “target” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Many factors could cause our actual operations or results to differ materially from the operations and results anticipated in forward-looking statements. These factors include, but are not limited to, those set forth under “Risk Factors” including, in particular, risks relating to:

•	the early stage of development of our product candidate Prolanta™;
•	the timing, cost or results of our clinical trials;
•	our need for substantial additional funds and uncertainties regarding our ability to raise such funds on acceptable terms, if at all;
•	our ability to make arrangements to repay indebtedness, and the possible loss of assets or our ability to operate if we are unable to do so on acceptable terms;
•	uncertainties relating to the decisions of regulatory agencies;
•	uncertainties related to reimbursement policies by payors;
•	uncertainties regarding current and future government regulations of our business;
•	uncertainties relating to patent and intellectual property matters;
•	our dependence on third parties, including our contract manufacturer, clinical research organizations, and consultants; and
•	competition.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2018, Oncolix, Inc., a Florida corporation (“Company” or “Oncolix”), entered into agreements with investors in connection with a convertible debt and warrant financing (the “Units”) and entered into an agreement to amend the terms of its previously issued and outstanding debt.

Debt and Warrant Financing on June 1, 2018

On June 1, 2018, the Company received gross cash proceeds of $1,034,699 from the issuance and sale of Units of Convertible Notes (as defined below) in the principal amount of $1,217,293 and Warrants (as defined below) to acquire 49,520,548 shares of common stock (“Common Stock”) of the Company (the “Unit Offering”). The investors in the Unit Offering are collectively referred to as “Purchasers”.

The Unit Offering is documented with the Purchasers pursuant to the following: (i) a securities purchase agreement, dated June 1, 2018, by and among the Company and the Purchasers (the “Purchase Agreement”); (ii) 10% senior secured convertible notes of the Company issued in favor of the Purchasers (the “Convertible Notes”); (iii) a registration rights agreement, dated June 1, 2018, by and between the Company and the Purchasers (the “Registration Rights Agreement”); (iv) a security agreement, dated June 1, 2018, by and among Oncolix, Inc., a Delaware company and wholly-owned subsidiary of the Company (“Oncolix-Delaware”), the Company and Purchasers (the “Security Agreement”); (v) an IP security agreement, dated June 1, 2018, by and among Oncolix-Delaware, the Company and the collateral agent of the Unit Offering (the “IP Security Agreement”); (vi) five-year warrants to purchase Company Common Stock dated June 1, 2018, issued by the Company to the Purchasers (“Warrants”); (vii) a lock-up agreement, dated June 1, 2018, by and among the Company and certain existing equity holders (the “Lock-Up Agreement”); (viii) a subsidiary guarantee, dated June 1, 2018, by and between Oncolix-Delaware and Purchasers (“Guarantee”), (ix) an intercreditor agreement dated June 1, 2018 by and between the Company, Oncolix-Delaware and the Purchasers (“Intercreditor Agreement”), and (x) a waiver and amendment by and between the Company and the Purchasers dated June 1, 2018 relating to the August 2017 Financing (as defined below) in which the Purchasers were investors in the Company (“2017 Note Amendment” and collectively with the Purchase Agreement, Convertible Notes, Registration Rights Agreement, Security Agreement, IP Security Agreement, Warrants, Lock-Up Agreement, Guarantee and Intercreditor Agreement, the “Transaction Documents”), pursuant to which the Company issued and sold the Convertible Notes and the Warrants to the Purchasers pursuant to the Transaction Documents.

2

Convertible Notes

Pursuant to the Purchase Agreement, the Company issued Convertible Notes to the Purchasers in an aggregate principal amount of $1,217,293 for a cash purchase price of $1,034,699, representing a 15% original issuance discount.

The Convertible Notes bear interest at a rate of 10% per annum, with accrued interest payable commencing April 1, 2019, then on the first day of each calendar month thereafter until maturity. The interest is payable in cash or, at the option of the Company, subject to compliance with Equity Conditions (as defined below), in fully tradable Company Common Stock at a 25% discount to the average of the five lowest closing bid prices for the 20 trading days prior to the interest payment date. The maturity of the Convertible Notes is August 1, 2019, but commencing on April 1, 2019 and on the first day of each calendar month thereafter until maturity, the Company is required to redeem an amount of the Convertible Notes equal to 1/5th of the original principal amount, plus 10% of such monthly redemption amount as a bonus. The principal payments shall be made in cash or, subject to the satisfaction of Equity Conditions, in Company Common Stock valued at a 25% discount to the average of the five lowest closing bid prices for the 20 trading days prior to the amortization date.

The Convertible Notes are convertible at the option of the Purchasers at a conversion price equal to $0.03 per share of Company Common Stock. The Convertible Notes contain customary anti-dilution protection, including full-ratchet anti-dilution adjustments in the event of certain dilutive issuances (that adjust both price and share amounts).

In the event of a closing of an $8 million financing in connection with a change in listing of the Company Common Stock to Nasdaq or the NYSE, the Convertible Notes shall be subject to mandatory conversion into Company Common Stock at a 35% discount to the offering price.

The Company shall be required to offer to prepay in cash the aggregate principal amount of the Convertible Notes at 135% of the principal amount thereof plus any unpaid accrued interest to the date of repayment, at maturity, on the sale of substantially all of the assets of the Company, upon a change of control, upon a qualified offering, or upon a “fundamental transaction” (tender offer, reclassification, sale of substantially all assets and mergers) of the Company; in such an event, the Purchasers shall have the right to convert the Convertible Notes prior to the date of any such prepayment.

The Convertible Notes contain standard negative covenants customary for transactions of this type. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the Convertible Note, Transaction Documents, the August 2017 Transaction Documents as amended pursuant to the 2017 Note Amendment (as defined below), the commencement of bankruptcy or insolvency proceedings, failure to timely deliver conversion shares underlying the Convertible Notes, failure to timely file Exchange Act filings, and failure to satisfy certain Equity Conditions.

Equity Conditions mean, during the period in question, (a) the Company shall have duly honored all conversions and redemptions of the Convertible Notes, (b) the Company shall have complied with all conversion and other provisions of the Convertible Notes and shall have paid all liquidated damages and other amounts owing in respect of this Convertible Note, (c)(A) there is an effective registration statement pursuant to which the holder is permitted to utilize the prospectus thereunder to resell at least the number of shares of common stock issuable pursuant to the Transaction Documents at such time or (B) all of the underlying shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements, (d) the Company Common Stock is trading on a trading market, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Company Common Stock for the issuance of five times all of the shares issuable pursuant to the Convertible Notes and Warrants, (f) there is no existing event of default or no existing event which, with the passage of time or the giving of notice, would constitute an event of default, (g) the issuance of the shares in question would not violate the beneficial ownership limitations in the Transaction Documents, (h) there has been no public announcement of a pending or proposed fundamental transaction or change of control transaction that has not been consummated, (i) the holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, (j) Company Common Stock is DWAC eligible and not subject to a DTC “chill;” and (k) for each trading day in a period of 10 consecutive trading days prior to the applicable date in question (A) the daily dollar trading volume for the Company Common Stock on the principal trading market exceeds $75,000 per trading day and (B) the weighted average stock price for the Company Common Stock on the principal trading market is above 50% of the closing stock price on June 1, 2018 (as adjusted for all stock splits stock dividends, stock combinations, reclassifications and other transactions).

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount of principal amount then remaining under the Convertible Notes at a price equal to 135% of such principal amount.

3

Warrants

In connection with the Purchase Agreement, the Company issued the Purchasers five-year Warrants to purchase an aggregate of 49,520,548 shares of Company Common Stock at a purchase price of $0.036 per share, exercisable for cash or on a cashless basis. The warrants contain customary anti-dilution provisions, including full-ratchet anti-dilution adjustments in the event of certain dilutive issuances (that adjust both price and share amounts).

Security Agreements and Guarantee

In connection with the issuance of the Convertible Notes, the Company and Oncolix-Delaware pledged substantially all of their assets as security and collateral for the Convertible Notes, including all intellectual property of Oncolix-Delaware and the shares of capital stock of Oncolix-Delaware owned by the Company. Additionally, Oncolix guaranteed the obligations of the Convertible Notes. The Purchasers have entered into an Intercreditor Agreement with the Company, as well as with the holders of the August 2017 Convertible Notes (as defined below), whereby all parties share ratably in the collateral covered by the Security Agreement and IP Security Agreement.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, the Company and the Purchasers also entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, in the event the Company registers shares of its Common Stock for sale or resale, excluding shares underlying the August 2017 Notes and August 2017 Warrants, the Company has agreed to include, on a piggy-back basis, the resale of all shares of Company Common Stock issuable under conversion of the Convertible Notes and upon exercise of the Warrants and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (the “Registrable Shares”). The Company shall file any such registration statement within 30 days of receiving notice from a Purchaser to include the Registrable Shares in such registration statement pursuant to their piggy-back registration right and shall use its best efforts to obtain effectiveness of such registration statement upon the earlier of (i) the 90th calendar day after filing (120th calendar day after filing in the event that the registration statement is subject to review by the SEC) and (ii) the 5th business day after the date the Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review.

The Company also agreed to file additional registration statements to cover all of the Registrable Securities that are not covered by the initial registration statement on or prior to 30 days following the date the Company first knows that such additional registration statement is required to be filed and have it declared effective no later than the earlier of (i) the 60th calendar day following the date the Company first knows that it is required to file such additional registration statement and (ii) the 5th business day after the date the Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review. If (i) the initial registration statement is not declared effective on or before the 90th calendar day following the date of the Purchase Agreement (120th day in the event of a SEC review), (ii) any additional registration statement is not declared effective on or before its effectiveness deadline, or (iii) any registration statement is declared effective by the SEC but shall thereafter cease to be effective for a period of time of 10 consecutive calendar days but not more than an aggregate of 15 calendar days in any one 12-month period (each such event, a “Non-Registration Event”), then the Company shall deliver to the Purchasers, as liquidated damages, an amount equal to ten percent of the outstanding principal amount of the Notes then held by the Purchasers for the first 30 days (or part thereof) and after such 30 days, an additional 10% of the outstanding principal amount of the Notes for a subsequent 30-day period (or part thereof); provided that the maximum amount of liquidated damages shall not exceed 18% of the aggregate outstanding principal amount of the Notes. The Company may pay the liquidated damages in cash or through the issuance of shares of Company Common Stock (valued at 75% of the average of the 5 lowest closing bid prices for the 20 consecutive trading days prior to the Non-Registration Event) provided the Equity Conditions are met. In addition, if there is not an effective registration statement covering all the Registrable Securities and the Company elects to register the issuance or resale of other Company securities, the Company is required to include such Registrable Securities in such registration statement filed with the SEC.

The Company also agreed, among other things, to indemnify the Purchasers from certain liabilities and fees and expenses of the Purchasers incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. The Purchasers have agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by the Purchasers to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

Other Terms

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. Additionally, the Purchase Agreement provides for (i) liquidated damages in the event of the failure to timely (A) deliver Company Common Stock upon conversion of the Notes or issuance of shares upon exercise of Warrants and (B) remove restrictive legends, (ii) a right to participate in future financings, (iii) a most-favored nation’s right with respect to future financings, and (iv) certain “down-round” protection. The Purchase Agreement also provides for indemnification of the Purchasers and its affiliates in the event that the Purchasers incur losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to the Company’s breach of any of its representations, warranties or covenants under the Purchase Agreement.

4

Michael T. Redman and J. Donald Payne agreed not to sell, assign or otherwise transfer any of their shares of Company Common Stock until after August 1, 2019.

At no time will the Purchasers be entitled to convert any portion of the Convertible Notes or exercise any portion of the Warrants, to the extent that after such conversion and/or exercise, the Purchasers (together with their affiliates) would beneficially own more than 4.99% of the outstanding shares of Company Common Stock as of such date, which limit may be increased to 9.99% at the election of the Purchasers but no greater than 9.99%.

The issuance of the Notes and Warrants to the 18 Purchasers under the Purchase Agreement were, and the issuance of the shares of Company Common Stock upon conversion of the Notes or exercise of the Warrants will be, exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. The Company made this determination based on the representations of the Purchasers in the Purchase Agreement that the Purchasers are “accredited investors” within the meaning of Rule 501 of Regulation D and have access to information about the investment and about the Company. In connection with the Unit Offering, pursuant to the post-termination provisions of a previously terminated placement agent agreement, the Company paid a sales commission to a FINRA-registered broker-dealer in the amount of approximately $86,000. In addition, the placement agent received warrants (identical to the Warrants issued the Purchasers) to acquire approximately 4,950,000 shares of Company Common Stock.

The foregoing descriptions of the Transaction Documents do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 10.1 through 10.9, incorporated herein by reference.

Amendment to Previously Issued and Outstanding Debt

Amendment to Terms of 2017 Debt and Warrant Financing

In August 2017, the Company entered into a convertible debt and warrant financing. Such investment was effected through the issuance and sale of August 2017 convertible notes in the principal amount of $4,190,463 (the “August 2017 Convertible Notes”) and warrants to acquire 59,072,837 shares of Common Stock (the “August 2017 Warrants”). The provisions and rights of the August 2017 Convertible Notes and August 2017 Warrants are described and included in the Company’s Form 8-K filed with the SEC on August 9, 2017.

In connection with the $1,217,293 financing on June 1, 2018, the investors in the August 2017 Notes entered into the 2017 Note Amendment which amended and waived certain provisions of the August 2017 transaction documents. Certain material terms of the following 2017 transaction documents that have been amended are as follows.

Amended Terms of the August 2017 Convertible Notes

Pursuant to the 2017 Note Amendment, the principal amount of the August 2017 Convertible Notes were increased by 30% and the current outstanding principal amount is $5,447,602.

As amended, the August 2017 Convertible Notes bear interest at a rate of 10% per annum, with accrued interest payable commencing April 1, 2019, then on the first day of each calendar month thereafter until maturity. The interest is payable in cash or, at the option of the Company, subject to compliance with Equity Conditions, in fully tradable Company Common Stock at a 25% discount to the average of the five lowest closing bid prices for the 20 trading days prior to the interest payment date. The maturity of the Convertible Notes is August 1, 2019, but commencing on April 1, 2019 and on the first day of each calendar month thereafter until maturity, the Company is required to redeem an amount of the August 2017 Convertible Notes equal to 1/5th of the original principal amount, plus 10% of such monthly redemption amount as a bonus. The principal payments shall be made in cash or, subject to the satisfaction of Equity Conditions, in Company Common Stock valued at a 25% discount to the average of the five lowest closing bid prices for the 20 trading days prior to the amortization date.

As amended, the August 2017 Convertible Notes are convertible at the option of the investors at a conversion price equal to $0.03 per share of Company Common Stock, such reduction being the result of existing anti-dilution provisions, and the August 2017 Convertible Notes continue to have customary anti-dilution protection, including full-ratchet anti-dilution adjustments in the event of certain dilutive issuances (that adjust both price and share amounts).

5

In the event of a closing of an $8 million financing in connection with a change in listing of the Company Common Stock to Nasdaq or the NYSE, the August 2017 Convertible Notes shall be subject to mandatory conversion into Company Common Stock at a 35% discount to the offering price.

The Company shall be required to offer to prepay in cash the aggregate principal amount of the August 2017 Convertible Notes at 135% of the principal amount thereof plus any unpaid accrued interest to the date of repayment, at maturity, on the sale of substantially all of the assets of the Company, upon a change of control, upon a qualified offering, or upon a “fundamental transaction” (tender offer, reclassification, sale of substantially all assets and mergers) of the Company; in such an event, the investors shall have the right to convert the August 2017 Convertible Notes prior to the date of any such prepayment.

The August 2017 Convertible Notes contain standard negative covenants customary for transactions of this type. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the August 2017 Convertible Note and other transaction documents, cross-defaults to other indebtedness, the commencement of bankruptcy or insolvency proceedings, failure to timely deliver conversion shares underlying the August 2017 Convertible Notes, failure to timely file Exchange Act filings, and failure to satisfy certain Equity Conditions.

The Equity Conditions remain identical to those contained in the Convertible Notes issued June 1, 2018, and described above.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount of principal amount then remaining under the August 2017 Convertible Notes at a price equal to 135% of such principal amount.

Amended Terms of the August 2017 Warrants

The number of shares issuable upon exercise of the Warrants was increased to 176,418,511 shares of Company common stock and the exercise price of the August 2017 Warrants was reduced to $0.03 per share, exercisable for cash or on a cashless basis, in accordance with the existing anti-dilution provisions, and the August 2017 Warrants continue to have customary anti-dilution provisions, including full-ratchet anti-dilution adjustments in the event of certain dilutive issuances (that adjust both price and share amounts).

Amended Terms of Security Agreements

In connection with the 2017 Note Amendment, the holders of the August 2017 Convertible Notes have agreed to share the collateral (all of the assets of the Company) pari passu with the holders of the Convertible Notes, pursuant to the Intercreditor Agreement. The obligations of the August 2017 Convertible Notes continue to be guaranteed by a wholly owned subsidiary of the Company, Oncolix-Delaware.

Amended terms of August 2017 Registration Rights Agreement

The provisions of the Registration Rights Agreement related to the August 2017 financing remain in effect except that all liquidated damage provisions have been deleted.

The foregoing descriptions of the 2017 Note Amendment does not purport to be complete, and are qualified in their entirety by reference to the 2017 Note Amendment filed as Exhibits 10.10, incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration

The disclosure set forth under Item 1.01 of this Form 8-K is incorporated by reference into this item.

6

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Form 8-K is incorporated by reference into this item.

Item 3.03 Material Modifications to Rights of Security Holders

The disclosure set forth under Item 1.01 of this Form 8-K is incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Securities Purchase Agreement, dated as of June 1, 2018, by and among the Company, Purchasers and Oncolix, Inc.

10.2	10% Senior Secured Convertible Notes of the Company issued in favor of the Purchasers

10.3	Registration Rights Agreement, dated as of June 1, 2018, by and between the Company and the Purchasers

10.4	Security Agreement, dated as of June 1, 2018, by and among the Company, Oncolix-Delaware and Purchasers

10.5	IP Security Agreement, dated as of June 1, 2018, by and among the Company, Oncolix-Delaware and Collateral Agent

10.6	Common Stock Purchase Warrants, dated as of June 1, 2018, issued by the Company to the Purchasers

10.7	Lock-Up Agreement, dated as of June 1, 2018, by and among the Company and certain existing equity holders

10.8	Subsidiary Guarantee, dated as of June 1, 2018, by and between the Company and Purchasers

10.9	Intercreditor Agreement, dated as of June 1, 2018, by and between the Company and Purchasers

10.10	Amendment and Waiver, dated as of June 1, 2018, by and between the Company and Purchasers

7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncolix, Inc.

Date: June 6, 2018	By:	/s/ Michael T. Redman
Michael T. Redman
President and Chief Executive Officer

8